EXHIBIT 10.57


                  AMENDMENT AND RESTATEMENT OF PROMISSORY NOTE

         This Amendment and Restatement of Promissory Note is executed at Youngstown, Ohio, on January 30, 1997 by and between ATLANTIS PLASTICS INJECTION MOLDING, INC., a Kentucky corporation, and ATLANTIS PLASTICS, INC., a Florida corporation (collectively, the "Borrower") and NATIONAL CITY BANK, NORTHEAST (the "Bank").

                             PRELIMINARY STATEMENTS

         1. Bank extended a loan to the Borrower in the amount of Five Hundred Seventy-eight Thousand and No/100ths Dollars ($578,000.00) as evidenced by a promissory note dated May 17, 1995 (the "Note").

         2. The Note has an outstanding principal balance of Five Hundred Sixteen Thousand Nine Hundred Ninety-one and No/100ths Dollars ($516,991.00).

         3. The Bank and the Borrower desire to modify the Note and to restate the terms, conditions, and provisions thereof to reflect such modification.

         4. Borrower and Bank ratify and confirm all of the terms and conditions of the Note not specifically amended herein and all of those terms and conditions of all other documents between Borrower and Bank pertaining to the indebtedness evidenced by the Note, including, without limitation, the Open End Mortgage and Security Agreement given by Borrower dated May 17, 1995 for the purpose of securing the Note, as recorded in Official Record 933, Page 40 of Trumbull County, Ohio Records (the "Mortgage").

         5. Borrower does not have any claim, offset, or defense against the Bank.

                                    AGREEMENT

         For valuable considerations as hereinafter granted each to the other and intending to be legally bound, the parties acknowledge the preliminary statements and amend and restate the terms, conditions, and provisions of the Note as follows:

FOR VALUE RECEIVED, ATLANTIS PLASTICS INJECTION MOLDING, INC., a Kentucky corporation whose address is Highway 60, West, P.O. Box 3, Henderson, Kentucky 42420 and ATLANTIS PLASTICS, INC., a Florida corporation whose address is 1870 The Exchange, Suite 200, Atlanta, Georgia 30339 (collectively, the "Borrower") promises to pay to the order of NATIONAL CITY BANK, NORTHEAST (the "Bank"), a national banking association having its main office at One Cascade Plaza, Akron, Ohio 44308, at Bank's main

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office (or at such other place as Bank may from time to time designate by written notice) in lawful money of the United States of America, the principal sum of

              FIVE HUNDRED SIXTEEN THOUSAND NINE HUNDRED NINETY-ONE
                              AND NO/100THS DOLLARS

together with interest, all as provided below.

1. INTEREST. The Principal Balance shall at all times bear interest at a rate equal to the Contract Rate, provided that so long as any principal of or accrued interest on any this Note overdue, the Principal Balance and all overdue interest thereon shall bear interest at a fluctuating rate equal to two percent (2%) per annum above the rate that would otherwise be applicable, but in no case less than two and one-fourth percent (2-1/4%) per annum above the Prime Rate; PROVIDED FURTHER that in no event shall any principal of or interest on this Note bear interest at any time after Maturity at a lesser rate than the rate applicable thereto immediately after Maturity. The "CONTRACT RATE" shall at all times be a fluctuating rate (the "PRIME MARGIN RATE") equal to three quarters of one percent (3/4%) in excess of the Prime Rate, provided that Borrower shall have the right from time to time to irrevocably elect a fixed rate (the "LIBOR MARGIN RATE") equal to the sum of two and one half percent (2-1/2%) per annum plus LIBOR as the Contract Rate applicable to the Principal Balance during a Contract Period by specifying the term of the Contract Period and the Principal Balance that such Borrower expects to have outstanding on the first day thereof (giving effect to any payments to be made on or before that day) in a notice given to Bank orally or in writing not later than 10:00 a. m., Main-Office Time, of the third (3rd) Eurodollar Banking Day preceding the first day of that Contract Period, and stating that such Borrower is election the LIBOR Margin Rate.

Interest on this Note shall be payable monthly commencing on January 20, 1997 and continuing on the twentieth day of each month until Maturity, and on demand thereafter. At the end of each Contract Period during which the LIBOR Margin Rate is the Contract Rate, the Principal Balance shall bear interest at the Prime Margin Rate unless either Borrower shall have elected otherwise as hereinbefore provided. Bank shall be entitled to fund and maintain its funding of all or any part of the Principal Balance in any manner Bank may from time to time deem advisable, Borrower acknowledging that all determinations relating to the LIBOR Margin Rate shall be made as if Bank had actually funded and maintained the Principal Balance by the purchase of deposits in an amount similar to the amount of the Principal Balance, with a maturity similar to the Contract Period during which the LIBOR Margin Rate was elected, and bearing interest at LIBOR.

2. INEFFECTIVE ELECTIONS. Notwithstanding any provision or inference to the contrary, Bank shall have the right in its discretion, without notice to Borrower, to deem ineffective any election of a Contract Rate if (a) at the time of that election or on the first day of the Contract Period specified in the notice thereof, there shall exist or there would occur any Event of Default, (b) any representation, warranty, or other statement made by any Person (other than Bank) in any Related

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Writing (other than any financial statement) would, if made either at the time of that election or on the first day of the Contract Period specified in the notice thereof, be untrue or incomplete in any respect, (c) after giving effect to that election, more than one Contract Rate would be applicable to the Principal Balance, (d) Bank shall determine that (i) dollar deposits of the appropriate amount and maturity are not available in the market selected by Bank for the purpose of funding the Principal Balance at LIBOR, (ii) circumstances affecting that market make it impracticable for Bank to ascertain LIBOR, or
(iii) any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on LIBOR, (e) after giving effect to that election, the actual Principal Balance is or would be, on the first day of the Contract Period specified in the notice of that election, different than the expected Principal Balance specified in that notice, (f) any principal payment is scheduled to become due during the Contract Period specified in the notice of that election, (g) the expected Principal Balance specified in the notice of that election is less than Fifty Thousand and No/100ths Dollars ($50,000.00), or (h) the Contract Period specified in the notice of that election would end after the scheduled due date of the last principal payment under this Note, giving effect to any prepayments. Bank's books and records shall be conclusive (absent manifest error) as to whether Bank shall have deemed any such election ineffective.

3. PREMIUM: INEFFECTIVE AND UNLAWFUL ELECTIONS. If Bank shall deem ineffective any election of any Contract Rate, Borrower shall pay to Bank, on Bank's demand, a premium based on the amount the expected Principal Balance specified in the notice of that election and computed for the Contract Period specified in that notice at a rate per annum equal to the excess, if any, of the Contract Rate so elected over the Reinvestment Rate. If any governmental authority shall assert that it is unlawful for Bank to fund, make or maintain loans bearing interest based on LIBOR, then, and in each such case, notwithstanding any provision or inference to the contrary, the Principal Balance shall thereupon bear interest at the Prime Margin Rate, and Borrower shall pay to Bank, on Bank's demand, (a) all unpaid interest theretofore accruing at the LIBOR Margin Rate and (b) a premium based on the amount of the principal theretofore bearing interest at the LIBOR Margin Rate and computed for the remainder of the Contract Period therefor, at a rate equal to the excess, if any, of the Contract Rate theretofore applicable over the Reinvestment Rate.

4. REPAYMENT. Subject to section 7, the principal of this Note shall be due and payable in forty-one (41) instalments, commencing on January 20, 1997, and continuing on the twentieth day of each month thereafter until paid in full, each such instalment except the final instalment to be in a principal amount equal to Three Thousand Two Hundred Eleven and No/100ths Dollars ($3,211.00) (the "AMORTIZATION AMOUNT"), and the final instalment to be an amount equal to all unpaid principal of this Note.

Borrower shall have the right to prepay the principal of this Note in whole or in part at any time before maturity, PROVIDED that if any payment (whether a prepayment or a payment following any acceleration of the due date thereof) is made before the last day of a Contract Period during which the LIBOR Margin Rate is the Contract Rate applicable to the Principal Balance, then, and

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in each such case, Borrower shall, concurrently with the payment, pay to Bank
(i) the accrued interest on the principal being paid and (ii) a premium based on the principal amount paid and computed for the period from the date of payment to the last day of the Contract Period in question at a rate per annum equal to the excess, if any, of the Contract Rate theretofore applicable over the Reinvestment Rate.

5. COLLATERAL. This Note is secured by a mortgage of even date herewith on property located in the Township of Howland, Trumbull County Ohio. Reference is made thereto for rights as to acceleration or default of this Note.

6. DEFINITIONS. As used in this Note, except where the context clearly requires otherwise, "BANKING DAY" means any day (other than any Saturday, Sunday or legal holiday) on which Bank's main office is open to the public for carrying on substantially all of its banking functions; "CONTRACT PERIOD" means a period selected by a Borrower, PROVIDED that each Contract Period shall commence on a Eurodollar Banking Day and end one (1) month, three months (3), or six (6) months thereafter, PROVIDED that (a) if any such Contract Period otherwise would end on a day that is not a Eurodollar Banking Day, it shall end instead on the next following Eurodollar Banking Day unless that day falls in another calendar month, in which latter case the Contract Period shall end instead on the next preceding Eurodollar Banking Day and (b) if any such Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which that Contract Period is to end, it shall end on the last Eurodollar Banking Day of that calendar month; "EURODOLLAR BANKING DAY" means any Banking Day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business at the place where Bank's main office is located and in New York City; "LIBOR" means, with respect to a given Contract Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank to equal the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the then Principal Balance and with a maturity similar to that Contract Period are offered to Bank at 11:00 A.M. London time (or as soon thereafter as practicable) two (2) Eurodollar Banking Days prior to the first day of that Contract Period by banking institutions in any Eurodollar market selected by Bank; "NOTE" means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto); "OBLIGOR" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Indebtedness evidenced by this Note of Borrower and in addition to Borrower, includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligor's creditors or any of them against loss; "PERSON" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "PRIME RATE" means the fluctuating rate per annum which is publicly announced from time to time by Bank at its main office as being its so-called "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate

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thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; "PRINCIPAL BALANCE" means, at a given time, the entire unpaid principal balance of the this Note; "REINVESTMENT RATE" means, when used with respect to any period, a per annum rate of interest equal to the "bond equivalent yield" for the most actively traded issues of U. S. Treasury Bills,
U. S. Treasury Notes, or U. S. Treasury Bonds for a term similar to the period in question; "RELATED WRITING" means this Note and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Indebtedness evidenced by this Note of Borrower is issued, which evidences or secures all or any part of the Indebtedness evidenced by this Note of Borrower, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Indebtedness evidenced by this Note of Borrower or either of them; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

7. EVENTS OF DEFAULT. It shall be an "EVENT OF DEFAULT" if (a) there is a failure of the Borrower to make any payment within ten (10) days of when due hereunder; (b) there is an occurrence of a default or Event of Default under, or as defined in, the Mortgage or any other instrument given as security for this note; (c )there occurs a default or "Event of Default" as defined in the promissory note given by Borrower to Bank of even date herewith in the amount of $1,739,000.00; (d) there occurs a default or "Event of Default" as defined in the revolving credit agreement between Borrower and Bank of even date herewith in the amount of $1,300,000.00; or (e) there is a filing by, or against, Borrower of any complaint or action for relief under any bankruptcy or insolvency laws, or for the appointment of a receiver, which is not dismissed within sixty (60) days of filing.

8. EFFECTS OF DEFAULT. If any Event of Default occurs, Bank may, at its option, accelerate the maturity of this note. If Bank chooses to accelerate, the entire unpaid principal amount, together with interest at the default rate set forth above, shall be immediately due and payable, without demand or notice, both of which are expressly waived by Borrower.

9. LATE CHARGES. In each case in which any principal of or interest on this Note is not paid within ten (10) days after its due date, Bank shall have the right to assess a late charge, payable by Borrower on demand, equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any default under this Note.

10. INDEMNITY: ADMINISTRATION AND ENFORCEMENT. Borrower will pay to Bank all costs and expenses of collection of this Note, including, without limitation, attorneys' fees. If any amount (other than the principal of any Subject Loan and any interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Bank's demand,

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interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

11. INDEMNITY: GOVERNMENTAL COSTS. If (a) there shall be enacted any law (including, without limitation, any change in any law or in its interpretation or administration and any request by any governmental authority) relating to any interest rate or any reserve or special deposit requirements against assets held by, deposits in, or loans by Bank or to any tax (other than any tax on Bank's overall net income) and (b) in Bank's sole opinion any such event increases the cost of funding or maintaining any LIBOR Rate Unit or reduces the amount of any payment to be made to Bank in respect thereof, then, and in each such case, upon Bank's demand, Borrower shall pay Bank an amount equal to each such cost increase or reduced payment, as the case may be. In determining any such amount, Bank may use reasonable averaging and attribution methods. Each determination by Bank shall be conclusive absent manifest error.

12. APPLICATION OF PAYMENTS. Payments other than prepayments will be applied first to instalments in the order of their respective due dates; provided, however, that if a payment so applied would pay the principal amount of the note in full, but would leave late charges outstanding, the payment will instead be applied to late charges prior to being applied to the principal amount of the final instalment.

13. OTHER PROVISIONS. All fees, interest, and premiums for any given period shall be computed on the basis of a 360-day year and the actual number of days in the period. Any term used in this Note shall have the meaning ascribed thereto by the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which Bank's main office is located, subject, however, to such modification, if any, as may be provided in this Note. This Note shall be governed by the laws of the State of Ohio.

14. WARRANT OF ATTORNEY. Borrower authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after all or any part of the obligations created by this Note shall have become due, whether by lapse of time, by acceleration of the due date thereof, or otherwise, and in each case to waive the issuance and service of process, to present to the court this Note and any other writing (if any) evidencing the obligation or obligations in question, to admit the due date thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of Bank for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and any stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, Bank may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining one or more additional judgments against Borrower.

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        "WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND
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        COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN
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        AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN
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        BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE
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        AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE
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        ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
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                                             BORROWERS:

                                             ATLANTIS PLASTICS
                                             INJECTION MOLDING, INC.
                                             (a Kentucky corporation)


                                             By:____________________________

                                             Title:_________________________


                                             ATLANTIS PLASTICS, INC.
                                             (a Florida corporation)


                                             By:____________________________

                                             Title:_________________________

Accepted by Bank:

NATIONAL CITY BANK, NORTHEAST

By: _________________________
        BRIAN V. KOCHUNAS
Title:  Vice President

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